Exhibit 1.1

Execution Copy

UNDERWRITING AGREEMENT

May 17, 2010

Allied Nevada Gold Corp.

9600 Prototype Court

Reno, Nevada 89521

Attention:        Scott A. Caldwell, Chief Executive Officer and President

Dear Sirs:

Based upon and subject to the terms and conditions set out below, Cormark Securities Inc., GMP Securities L.P. (together with Cormark Securities Inc., the “Lead Underwriters”), Canaccord Genuity Corp., Dundee Securities Corporation, Desjardins Securities Inc., National Bank Financial Inc. and Dahlman Rose & Company, LLC (together with the Lead Underwriters, the “Underwriters” and each individually, an “Underwriter”) hereby severally, in the respective percentages set forth in Section 17 of this Agreement, and not jointly, offer to purchase from Allied Nevada Gold Corp. (the “Company”), and the Company hereby agrees to sell to the Underwriters, 13,000,000 shares of common stock, US $0.001 par value, of the Company (the “Purchased Securities”) at a price of CDN $21.00 per Purchased Security (the “Issue Price”), for aggregate gross proceeds to the Company of CDN $273,000,000 (the “Offering”).

In addition, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”), exercisable by the Lead Underwriters, on their own behalf and on behalf of the other Underwriters, to purchase up to an additional 1,800,000 Common Shares (as hereinafter defined) of the Company (the “Over-Allotment Securities”) at a price of CDN $21.00 per Over-Allotment Security to cover over-allotments and for market stabilization purposes. The Over-Allotment Option will be exercisable in whole or in part, at the sole discretion of the Lead Underwriters, for a period of 30 days from the closing of the purchase and sale of the Purchased Securities, as more particularly described in Section 10. The Purchased Securities and the Over-Allotment Securities are collectively referred to herein as the “Offered Securities”. The offer and sale of the Purchased Securities, and the offer and sale of the Over-Allotment Securities, if any, is collectively referred to as the “Offering”.

The Underwriters shall have the right to invite one or more investment dealers (each, a “Selling Firm”) to form a selling group to participate in the soliciting of offers to purchase the Offered Securities and the Underwriters may determine the remuneration payable to such Selling Firms. The Underwriters shall comply, and ensure that any Selling Firm shall agree with the Underwriters to comply, with all applicable laws and with the covenants and obligations given by the Underwriters herein. The Company understands that the Underwriters intend to make a public offering of the Offered Securities in the Offering Jurisdictions (as defined below) and an offering of the Offered Securities in such countries of Europe as determined appropriate by the Underwriters in accordance with applicable laws (provided that no prospectus, registration statement or similar document is required to be filed in any such country and the Company is not otherwise made subject to any ongoing compliance with any law or other regulation or rule), either directly or through their respective broker-dealer affiliates, upon the terms set forth in the Prospectuses (as hereinafter defined). The Underwriters propose to offer the Offered Securities initially at the Issue Price. After a reasonable effort has been made to sell all of the Offered Securities at the Issue Price, the Underwriters may subsequently reduce the selling price to investors, which selling price may be changed from time to time, to an amount not greater than the Issue Price, in order to sell any Offered Securities that remain unsold. Any such reduction shall not affect the proceeds received by the Company. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Offered Securities purchased by it to or through any Underwriter. The Company and the Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Exchange Act (as defined below) will not offer or sell any Offered Securities in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the U.S. Exchange Act.

The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERMS AND CONDITIONS

Section 1	Definitions and Interpretation

(1)	In this Agreement:

“affiliate”, “ associate”, “material fact ”, “material change” and “misrepresentation” shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Applicable Time” means the date and time immediately following the receipt by the Company of a Passport Receipt for the Canadian Final Prospectus;

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are obligated by law to close in the City of Toronto, Ontario or New York City, New York;

“Canadian Final Prospectus” means the (final) short form prospectus of the Company, including all of the Documents Incorporated by Reference, relating to the distribution of the Offered Securities, to be filed in accordance with the Passport System and NI 44-101 in the Qualifying Jurisdictions;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Company dated May 17, 2010, including all of the Documents Incorporated by Reference, relating to the distribution of the Offered Securities, to be executed concurrently with this Agreement and to be filed in accordance with the Passport System and NI 44-101 in the Qualifying Jurisdictions;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the Securities Commissions;

“Closing Date” means June 3, 2010 or any earlier or later date as may be agreed to by the Company and the Lead Underwriters, each acting reasonably, but will in any event not be later than the date that is 42 days after a receipt is issued for the Canadian Final Prospectus by the Securities Commissions;

“Common Shares” means the shares of common stock, US $0.001 par value, of the Company;

“Company” has the meaning given to such term on the face page of this Agreement;

“distribution” means “distribution” or “distribution to the public”, as the case may be, for the purposes of Canadian Securities Laws and “distribute ” has a corresponding meaning;

“Defaulted Securities” has the meaning given to that term in subsection 17(2) of this Agreement;

“Documents Incorporated by Reference” means collectively those documents incorporated by reference in the Prospectuses, including any other document prepared by the Company and filed with the SEC and/or the Securities Commissions after the date of this Agreement and before the completion of the distribution of the Offered Securities that is of a type that is required under Applicable Securities Laws to be incorporated by reference in the Prospectuses;

“Due Diligence Session” has the meaning given to that term in subsection 3(8) of this Agreement;

“Employee Plans” has the meaning given to that term in subsection 5(1)(tt) hereof;

“Environmental Laws” has the meaning given to that term in subsection 5(1)(nn) hereof;

“Financial Information” means, collectively, the financial and accounting information relating to the Company included or incorporated by reference into the Registration Statement, the Prospectuses and any Supplementary Material, including the Financial Statements;

“Financial Statements” means the financial statements of the Company included in the Documents Incorporated by Reference, including the notes thereto together with the report of the auditors thereon;

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the U.S. Securities Act;

“Governmental Authority” means and includes, without limitation, any federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, the SEC and the Securities Commissions;

“GST” has the meaning ascribed thereto in Section 11 of this Agreement;

“Indemnified Party” has the meaning given to that term in Section 14 of this Agreement;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act;

“Lead Underwriters” has the meaning given to such term on the face page of this Agreement;

“Leased Premises” has the meaning given to that term in subsection 5(1)(ll) hereof;

“Material Adverse Effect” means any event that (i) is reasonably likely to be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), capitalization, financial condition, Mining Rights, prospects or results of operations of the Company and its subsidiaries, taken as a whole;

“Mineral Properties” means the material mineral properties of the Company as disclosed in the Documents Incorporated by Reference, being: (i) the Hycroft mine in the State of Nevada; and (ii) Hycroft, Maverick Springs, Wildcat, Hasbrouck, Three Hills, Mountain View and Pony Creek and Elliot Dome;

“Mining Rights” has the meaning given to that term in subsection 5(1)(i) hereof;

“Money-Laundering Laws” has the meaning given to that term in subsection 5(1)(ww) hereof;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“NYSE AMEX” means the NYSE AMEX LLC;

“OFAC” has the meaning given to that term in subsection 5(1)(xx) hereof;

“Offered Securities” has the meaning given to such term on the face page of this Agreement;

“Offering” has the meaning given to such term on the face page of this Agreement;

“Offering Documents” means, collectively, the Prospectuses and any Supplementary Material (including, for greater certainty, in each case, the Documents Incorporated by Reference);

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Over-Allotment Closing Date” means the third Business Day after notice of exercise of the Over-Allotment Option is delivered to the Company, or any earlier or later date as may be agreed to in writing by the Company and the Lead Underwriters, each acting reasonably but in no event earlier than the Closing Date or later than 30 days from the Closing Date;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102—Passport System adopted by the Securities Commissions (other than the Ontario Securities commission) and NP 11-202;

“Passport Receipt” means a receipt issued by the Principal Regulator pursuant to the Passport System, which evidences the receipt of the Principal Regulator on behalf of itself and on behalf of the other Securities Commissions for the Canadian Preliminary Prospectus and the Canadian Final Prospectus, as applicable;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, court, and where the context requires, any of the foregoing;

“Principal Regulator” means the Ontario Securities Commission;

“Prospectuses” mean, collectively, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus and the U.S. Final Prospectus;

“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada other than the Province of Quebec;

“Registration Statement” means the registration statement on Form S-3 (File No. 333-166766) of the Company, including the exhibits thereto and the Documents Incorporated by Reference and the information deemed to be part of the registration statement pursuant to Rule 430B under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“SEC Rules and Regulations” means the published rules and regulations of the SEC;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Selling Firm” has the meaning given to such term on the face page of this Agreement;

“Standard Listing Conditions” means the customary post-closing conditions imposed by the TSX in connection with the listing and posting for trading on the TSX of common shares;

“subsidiary” means a subsidiary for purposes of the Securities Act (Ontario);

“Subsidiary” has the meaning ascribed thereto in subsection 5(1)(b) of this Agreement;

“Supplementary Material” means, collectively, any amendment to a Prospectus, any amended or supplemented Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Company under Applicable Securities Laws with the SEC or the Securities Commissions relating to the qualification for distribution of, inter alia, the Offered Securities;

“Taxes” has the meaning given to that term in subsection 5(1)(u) hereof;

“Technical Reports” means the current independent technical reports of the Company relating to the Mineral Properties as disclosed in the Documents Incorporated by Reference;

“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date, as applicable, as may be agreed to by Company and the Lead Underwriters;

“TSX” means the Toronto Stock Exchange;

“Underwriter” has the meaning given to such term on the face page of this Agreement;

“Underwriting Fee” has the meaning ascribed thereto in Section 11 of this Agreement;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Base Prospectus” means the final base prospectus of the Company, dated May 12, 2012, including any Documents Incorporated by Reference, which forms part of and is included in the Registration Statement;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus ” means the prospectus supplement, together with the U.S. Base Prospectus and the Documents Incorporated by Reference, relating to the Offered Securities to be filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act in accordance with Section 3(1) hereof;

“U.S. Preliminary Prospectus” means the prospectus supplement dated May 17, 2010, together with the U.S. Base Prospectus and the Documents Incorporated by Reference, relating to the

Offered Securities filed with the SEC on May 17, 2010 pursuant to Rule 424(b) under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the SEC Rules and Regulations, the U.S. Securities Act, the U.S. Exchange Act, and any applicable state securities laws.

(2)	Headings, etc. The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(3)	Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency. References in this Agreement to “CDN $” shall be to Canadian dollars and references to “US $” shall be to United States dollars.

(4)	Capitalized Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectuses.

(5)	Schedules. The following Schedules are attached to this Agreement and are deemed to be part of and incorporated in this Agreement:

Schedule	Title
“A”	Issuer Free Writing Prospectuses

Section 2	Filing of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus

(1)	The Company was a “Well-Known Seasoned Issuer” as defined in Rule 405 under the U.S. Securities Act as of the date of the filing of the Registration Statement and meets the general eligibility requirements for use of Form S-3 under the U.S. Securities Act and has prepared and filed with the SEC the Registration Statement and the U.S. Preliminary Prospectus. The Registration Statement became effective upon filing with the SEC pursuant to Rule 462 under the U.S. Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC, nor has any proceeding with respect thereto been instituted or, to the Company’s knowledge, threatened by the SEC, and any request for additional information on the part of the SEC has been complied with. The Company has not received any notice pursuant to Rule 401(g)(2) objecting to the use of the Registration Statement.

(2)	The Company meets the general eligibility requirements for use of a short form prospectus under NI 44-101 and has prepared and will file with the Securities Commissions the Canadian Preliminary Prospectus on May 17, 2010 and will use its reasonable best efforts to obtain a Passport Receipt for the Canadian Preliminary Prospectus prior to 5:00 p.m. (Toronto time) on May 17, 2010. No order suspending the distribution of the Common Shares has been issued by the Securities Commissions and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commission, and any request on the part of any Securities Commission for additional information has been complied with.

Section 3	Covenants of the Company

(1)	The Company shall use its reasonable best efforts to satisfy all comments with respect to the Canadian Preliminary Prospectus as soon as possible after receipt of such comments. The Company shall forthwith prepare the U.S. Final Prospectus and the Canadian Final Prospectus in a form satisfactory to the Underwriters, acting reasonably, and in compliance with all Applicable Securities Laws and file the U.S. Final Prospectus with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations and the Canadian Final Prospectus with the Securities Commissions in accordance with applicable Canadian Securities Laws as soon as possible but in any event by no later than 2:00 p.m. (Toronto time) on May 25, 2010 (or such later date and time as determined by the Underwriters in their sole discretion) and will provide evidence satisfactory to the Underwriters of such timely filings. The Company shall use its reasonable best efforts to obtain a Passport Receipt for the Canadian Final Prospectus by no later than 5:00 p.m. (Toronto time) on May 25, 2010.

(2)	Upon the request of the Underwriters and on their behalf, the Company shall request a trading halt of its Common Shares on the TSX and the NYSE AMEX, as the Underwriters shall reasonably request in connection with the dissemination of news releases related to the Offering. The Underwriters acknowledge that the decision to halt trading is not the Company’s.

(3)	During the period commencing on the date of this Agreement until the Underwriters notify the Company of the completion of the distribution of the Offered Securities, the Company will promptly inform the Underwriters (directly or through the Underwriters’ legal counsel), and confirm by notice in writing, of the full particulars of:

(a)	when the U.S. Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act;

(b)	when a Passport Receipt for the Canadian Preliminary Prospectus or the Canadian Final Prospectus shall have been issued;

(c)	when the Canadian Preliminary Prospectus and the Canadian Final Prospectus shall have been filed with the Securities Commissions pursuant to applicable Canadian Securities Laws;

(d)	when any Supplementary Material or any Issuer Free Writing Prospectus shall have been filed with a Securities Commission or the SEC;

(e)	any request by any Securities Commission or the SEC or the respective staff thereof to amend or supplement the Registration Statement, the U.S. Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus or the U.S. Final Prospectus or for any additional information including, without limitation, information in respect of the Offering;

(f)	the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or the issuance by any Securities Commission or the SEC of any order prohibiting or suspending the use of the U.S. Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus or the U.S. Final Prospectus or the institution or threatening of any proceeding for any such purpose;

(g)	the receipt by the Company of any communication from the TSX or the NYSE AMEX related to the Prospectuses, the Offering or the listing of the Offered Securities on the TSX or the NYSE AMEX;

(h)	any other notice or other correspondence received by the Company from any Securities Commission, the SEC, the TSX, the NYSE AMEX or any other competent authority, including, without limitation, any other Governmental Authority, requesting any information, meeting or hearing relating to the Company or its securities, the Offering or any other event or state of affairs, in respect of the foregoing, that the Company reasonably believes could have a Material Adverse Effect; and

(i)	the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose.

(4)	The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment or supplement to the Registration Statement or the Prospectuses or a new registration statement or prospectus and using its best efforts to have such amendment, supplement or new registration statement or prospectus declared effective or qualified as soon as practicable.

(5)	During the period of distribution of the Offered Securities, prior to the filing with any Securities Commissions or the SEC of any proposed Free Writing Prospectus, Supplementary Material or any Documents Incorporated by Reference after the date hereof, the Company shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of, and to approve the form of, such documents.

(6)	The Company shall not take any action that would result in an Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) under the U.S. Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(7)	The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the U.S. Securities Act and the SEC Rules and Regulations (including Rule 158 under the U.S. Securities Act).

(8)	During the period from the date hereof until completion of the distribution of the Offered Securities, the Company shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Canadian Preliminary Prospectus, the Canadian Final Prospectus or in any Supplementary Material. Without limiting the generality of the foregoing, the Company shall make available its directors, senior management, audit committee, auditors, independent engineers, legal counsel and other experts to answer any questions which the Underwriters may have and to participate in a due diligence session to be held prior to the filing of the Canadian Preliminary Prospectus (the “Due Diligence Session”) and a bring-down Due Diligence Session prior to the filing of the Canadian Final Prospectus.

(9)	The Company shall, in cooperation with the Underwriters, take such action as the Underwriters may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate and maintain such qualification in effect for so long as shall be necessary to effect the distribution of the Offered Securities as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

(10)	Until the distribution of the Offered Securities shall have been completed, the Company shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws to continue to qualify the Offered Securities for distribution in all of the Qualifying Jurisdictions and to qualify the Offered Securities for distribution in the United States or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to again qualify the Offered Securities.

(11)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the U.S. Securities Laws, Canadian Securities Laws or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(12)	The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner to be specified in the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds”.

(13)	The Company will use its reasonable best efforts to obtain the listing of the Offered Securities on the TSX and the NYSE AMEX by the Time of Closing on the Closing Date, subject only to the Standard Listing Conditions in the case of the TSX.

(14)	The Company hereby authorizes and directs the Lead Underwriters, on behalf of the Underwriters, to hold back from the proceeds arising from the Offering all fees and disbursements of Underwriters’ Counsel payable by the Company pursuant to 16 hereof for payment to Underwriters’ Counsel.

(15)	Management of the Company will make themselves available to provide such assistance in marketing the Offering as the Underwriters may reasonably request.

Section 4	Delivery of Registration Statement, Prospectuses and Related Matters

(1)	The Company shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters’ counsel at the respective times indicated such number of the following documents as the Underwriters shall reasonably request:

(a)	prior to or contemporaneously with the execution of this Agreement:

(i)	copies of the Canadian Preliminary Prospectus signed as required by Applicable Securities Laws;

(ii)	signed copies of the Registration Statement as originally filed with the SEC (including exhibits other than this Agreement);

(iii)	electronic copies of the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus; and

(iv)	copies of the Documents Incorporated by Reference as of the date of this Agreement.

(b)	as soon as practicable and in any event no later than noon (local time at the place of delivery) on the second Business Day following the date of filing of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, commercial copies of such Prospectuses;

(c)	as soon as practicable and in any event no later than noon (local time at the place of delivery) on the Business Day following the date of filing of the U.S. Final Prospectus and the Canadian Final Prospectus, commercial copies of such Prospectuses;

(d)	as soon as they are available, (i) copies of any Supplementary Material, signed as required by Applicable Securities Laws, (ii) copies of any Issuer Free Writing Prospectus, and (iii) copies of any Documents Incorporated by Reference which have not yet been delivered to the Underwriters in accordance with Section 4(1)(a)(iv);

(e)	contemporaneously with the filing of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, “long-form” comfort letters dated such date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, from Erhhardt Keefe Steiner & Hottman PC and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Financial Statements and certain Financial Information contained in the Registration Statement, the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, which letters shall be in addition to the auditors’ reports contained in the Financial Statements; and

(f)	contemporaneously with the filing of the U.S. Final Prospectus and the Canadian Final Prospectus, comfort letters dated such date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, from Erhhardt Keefe Steiner & Hottman PC and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Financial Statements and certain Financial Information contained in the Registration Statement, the U.S. Final Prospectus and the Canadian Final Prospectus, which letters shall be in addition to the auditors’ reports contained in the Financial Statements and any auditor’s comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under Canadian Securities Laws.

Comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters’ signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Underwriters, acting reasonably.

(2)	The deliveries referred to in subsections 4(1)(a), (b), (c) and (d) shall also constitute the Company’s consent to the use by the Underwriters and other Selling Firms of the Registration Statement, the Prospectuses and any such Issuer Free Writing Prospectuses and Supplementary Material in connection with the Offering, and the Company hereby represents and warrants to the Underwriters (and the Company hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this Agreement) that (except for information and statements relating solely to the Underwriters and furnished by them in writing specifically for use therein):

(a)	each document filed or to be filed with the SEC and incorporated by reference in the U.S. Preliminary Prospectus or the U.S. Final Prospectus, when such documents were or are filed with the SEC, conformed or will conform in all material respects to the requirements of the U.S. Exchange Act and the SEC Rules and Regulations and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each document filed or to be filed with the Securities Commissions and incorporated by reference in the Canadian Preliminary Prospectus or the Canadian Final Prospectus, when such documents were or are filed with the Securities Commissions, conformed or will conform when so filed in all material respects to the applicable requirements of Canadian Securities Laws, and none of such documents, as of their respective dates, contained or will contain any misrepresentation (as defined under Canadian Securities Laws) or any untrue statement of a material fact or omitted or will omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)	the Canadian Preliminary Prospectus and the Canadian Final Prospectus will conform in all material respects with the applicable requirements of Canadian Securities Laws;

(c)	the Canadian Final Prospectus, as of the date thereof and as of the Closing Date (and any Over-Allotment Closing Date), will not contain any misrepresentation (as defined under Canadian Securities Laws) or any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Final Prospectus, as of the date thereof and as of the Closing Date (and any Over-Allotment Closing Date), will constitute, full, true and plain disclosure of all material facts relating to the Offered Securities and the Company;

(d)	each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading;

(e)	the U.S. Final Prospectus, as of the time of filing thereof, as of the Applicable Time and as of the Closing Date (and any Over-Allotment Closing Date), will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)	the Registration Statement and the U.S. Preliminary Prospectus comply, and the U.S. Final Prospectus will comply, in all material respects with the U.S. Securities Act and the SEC Rules and Regulations;

(g)

at the time of filing the Registration Statement, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the U.S. Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act and the SEC Rules and Regulations. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the U.S.

Securities Act and SEC Rules and Regulations. Except for the Free Writing Prospectuses, if any, identified in Schedule A hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any Free Writing Prospectus; and

(h)	since the date of the most recent Financial Statements included or incorporated by reference in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus (exclusive of any supplement thereto).

(3)	Prior to the filing of the Canadian Final Prospectus, the Company shall deliver to the Underwriters copies of all consents of experts required pursuant to applicable Canadian Securities Laws.

(4)	Prior to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus, the Company shall deliver to the Underwriters letters from each of the TSX and the NYSE AMEX advising the Company of the approval or conditional approval for the listing of the Offered Securities.

(5)	The Company will promptly inform the Underwriters during the period prior to the completion of the distribution of the Offered Securities of the full particulars of:

(a)	any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of the Company, considered on a consolidated basis;

(b)	any change in any material fact or any misstatement of any material fact contained in the Registration Statement, the Prospectuses, any Supplementary Material or any Free Writing Prospectus;

(c)	the occurrence or discovery of any new material fact, change in any material fact or event which, in any such case, is, or may be, of such a nature as to:

(i)	render the Registration Statement, the Prospectuses, any Free Writing Prospectus or any Supplementary Material, as they exist taken together in their entirety immediately prior to such event or change or new material fact, misleading, untrue or false in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such event, change or material fact, containing a misrepresentation (as defined under Canadian Securities Laws);

(ii)	result in any of the Registration Statement, the Prospectuses, any Free Writing Prospectus or any Supplementary Material, as they exist taken together in their entirety immediately prior to such event, change or material fact, not complying with any Applicable Securities Laws;

(iii)	have a material effect on the market price or value of any of the Offered Securities or constitute a Material Adverse Effect; or

(iv)	reasonably be expected to be material to a prospective purchaser of the Offered Securities,

provided that if the Company is uncertain as to whether a material change, change in material fact, occurrence or event of the nature referred to in this Section 4 has occurred or been discovered, the Company shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

(6)	If the delivery of a prospectus is required at any time after the filing of the Canadian Final Prospectus and the U.S. Final Prospectus in connection with the offering or sale of the Offered Securities and if at such time any events shall have occurred as a result of which the Canadian Final Prospectus and the U.S. Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus or file a new registration statement or Canadian prospectus or supplement the Prospectuses in order to comply with Applicable Securities Laws, the Company shall (i) promptly notify the Underwriters, (ii) subject to the first sentence of Section 3(5) hereof, prepare and file with the SEC or the Securities Commissions, as applicable, an amendment or supplement, new registration statement or new Canadian prospectus to correct such misleading statement or omission, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective, or amendment to the Canadian Final Prospectus or new Canadian prospectus receipted, as applicable, as soon as practicable in order to avoid any disruption in use of the Prospectuses, and (iv) furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of such documents; provided that the Company shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of any such documentation and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute any certificate required to be executed by them in, or in connection with, any such filings.

Section 5	Representations and Warranties of the Company

(1)	In addition to the representations and warranties of the Company contained elsewhere in this Agreement, the Company represents and warrants to the Underwriters as of the date hereof, and acknowledges that the Underwriters are relying upon each of such representations and warranties in entering into this Agreement, that:

(a)	each of the Company and the Subsidiaries is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, and has all requisite corporate power and authority to own, lease or operate its properties and assets and conduct its business as described in the Registration Statement and the Prospectuses, and is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; no steps or proceedings have been taken by the Company or a Subsidiary or, to the knowledge of the Company, any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Company or any of the Subsidiaries; and the Company has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder;

(b)	the Company has no direct or indirect material subsidiaries other than the following (collectively, the “Subsidiaries” and each, a “Subsidiary”) nor any investment in any person which, for the financial year ended December 31, 2009 accounted for or which, for the financial year ending December 31, 2010, is expected to account for, more than five percent of the consolidated assets or consolidated revenues of the Company or would otherwise be material to the business and affairs of the Company on a consolidated basis:

Subsidiaries	Corporate Jurisdiction	Direct or Indirect Percentage Ownership
Allied VGH Inc.	Nevada	100%
Allied VNC Inc.	Nevada	100%
Victory Gold Inc.	Nevada	100%
Victory Exploration Inc.	Nevada	100%
Hycroft Resources & Development, Inc.	Nevada	100%
Hycroft Lewis Mine, Inc.	Nevada	100%
Allied Nevada Gold Holdings LLC	Nevada	100%

(c)	the Company owns, directly or indirectly, the issued and outstanding shares of the Subsidiaries as indicated in the paragraph above, all of which are issued as fully paid and non-assessable shares, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or claims and, other than as disclosed in the Registration Statement and the Prospectuses, no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any Subsidiary of any interest in any of the shares in the capital of any of the Subsidiaries;

(d)	the authorized capital of the Company consists of 100,000,000 Common Shares and 10,000,000 shares of undesignated preferred stock, US $0.001 par value per share; as of May 14, 2010, 74,384,968 Common Shares were issued and outstanding and no shares of preferred stock were issued and outstanding; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all Applicable Securities Laws and in accordance with the Company’s organizational documents; other than as disclosed in the Registration Statement and the Prospectuses (and other than pursuant to the Company’s security based incentive plans as disclosed in the Registration Statements and the Prospectuses), no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company of any unissued shares or securities of the Company; other than as disclosed in the Registration Statement and the Prospectuses, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company; the issue of the Offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject;

(e)	other than as disclosed in the Registration Statement and the Prospectuses, no person has the right to require the Company or any of its Subsidiaries to register or qualify any securities for sale under the U.S. Securities Act or Canadian Securities Laws by reason of the issuance and sale of the Offered Securities;

(f)	the Offered Securities have been duly and validly authorized and, when issued and delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable and will not be issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights granted by the Company;

(g)	other than as disclosed in the Registration Statement and the Prospectuses, the Company and the Subsidiaries hold all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on the Company’s business as currently conducted and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all respects except where the failure to hold or the lack of good standing in respect of such licences, registrations, qualifications, permits and consents could reasonably be expected to have a Material Adverse Effect;

(h)	the Company and each of the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all laws, regulations, tariffs, rules, orders and directives material to its operation, including, without limitation, all applicable laws, regulations and statutes relating to mining and/or mining claims, concessions, licenses or leases, and neither the Company nor any Subsidiary has received any notice of the revocation, adverse modification or cancellation of, or any intention to revoke, adversely modify or cancel, any of the mining claims, groups of claims, exploration rights, concessions, licenses, leases or other instruments conferring Mining Rights, including, without limitation, in respect of the Mineral Properties;

(i)	except as disclosed in the Registration Statement and the Prospectuses, the Company or a Subsidiary is the owner of the Mineral Properties and holds either marketable title, freehold title, leases, claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular Property is located (collectively, “Mining Rights”), in respect of the mineral rights located in the Mineral Properties in each case under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or the Subsidiary to explore for mineral deposits relating thereto, free and clear of any liens, charges or encumbrances;

(j)	except as disclosed in the Registration Statement and the Prospectuses, all material Mining Rights in which the Company or any Subsidiary holds an interest or right have been validly registered and recorded in accordance in all material respects with all applicable laws and are valid and subsisting; the Company and the Subsidiaries have or will obtain all necessary surface rights, access rights and other necessary rights and interests relating to the Mineral Properties granting the Company or the Subsidiary the right and ability to explore for mineral deposits as are appropriate in view of the rights and interests therein of the Company or any Subsidiary, with only such exceptions as do not unreasonably interfere with the use made by the Company or any Subsidiary of the rights or interest so held; and each of the Mining Rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary, as applicable, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect;

(k)

the disclosure regarding the Mineral Properties and Mining Rights of the Company and the Subsidiaries in the Registration Statement and the Prospectuses accurately describes all material facts regarding the Mineral Properties and all material Mining Rights held by the Company and the Subsidiaries, and no other material property or assets are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted; except as disclosed in the Registration Statement and the Prospectuses, the Company does not know of any claim or the basis for any claim that might or could materially and adversely affect the Company’s right to use, transfer or explore for mineral deposits on such Mineral Properties and, except as disclosed in the Registration Statement and the Prospectuses, the Company and the Subsidiaries hold interests in such Mineral Properties free and clear of any material liens, charges or encumbrances and no material commission, royalty, licence fee or similar payment to any person with respect to the Mineral Properties is payable;

(l)	any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold their respective material property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms; neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged; all material leases, licences and claims pursuant to which the Company or the Subsidiaries derive their interests in such property and assets are in good standing and there has been no material default under any such lease, licence or claim that has not been remedied or waived. None of the material properties (or any interest in, or right to earn an interest in, any property) of the Company or any Subsidiary is subject to any right of first refusal or purchase or acquisition right granted by the Company which is not disclosed in the Registration Statement and the Prospectuses;

(m)	each of the Technical Reports complied in all material respect with the requirements of NI 43-101 at the time of filing thereof and each of the Technical Reports reasonably presented the quantity of mineral resources attributable to the properties evaluated therein as at the date stated therein based upon information available at the time each of the Technical Reports was prepared; the Company made available to the authors of the Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them, which information did not contain any misrepresentation at the time such information was so provided;

(n)	all of the material assumptions underlying the reserve and resource estimates in each of the Technical Reports are, to the extent known to the Company, reasonable and appropriate, and except as disclosed in the Registration Statement and the Prospectuses (including in respect of, and subject to, the risks facing the Company and its business and properties), the projected capital and operating costs and results relating to the Company’s projects as summarized in the Registration Statement and the Prospectuses are achievable by the Company. Estimates of reserves as described in the Registration Statement and the Prospectuses comply in all material respects with Applicable Securities Laws. The information set forth in the Registration Statement and the Prospectuses relating to mineral reserves required to be disclosed therein pursuant to Applicable Securities Laws has been prepared by the Company and its consultants in accordance with methods generally applied in the mining industry and conforms, in all material respects, to the requirements of Applicable Securities Laws;

(o)	the Company is in compliance in all material respects with the provisions of NI 43-101 and has filed all technical reports required thereby and there has been no change to any of the Technical Reports of which the Company is aware that would require the filing of new technical reports under NI 43-101;

(p)	all exploration activities on the Mineral Properties by the Company or its Subsidiaries have been conducted in all material respects in accordance with good exploration practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(q)	the Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectuses, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(r)	the Company is a reporting issuer under the Canadian Securities Laws of each of Qualifying Jurisdictions, is not in default of any material requirement of such Canadian Securities Laws, is not included on a list of defaulting reporting issuers maintained by the Securities Commissions and will be, at the Time of Closing, a reporting issuer under the Canadian Securities Laws of each of the Qualifying Jurisdictions;

(s)	the Company is in compliance in all material respects with its timely and continuous disclosure obligations under Applicable Securities Laws and the rules and regulations of the TSX and the NYSE AMEX;

(t)	the Financial Statements (i) comply with the requirements of Applicable Securities Laws, (ii) have been prepared in accordance with U.S. generally accepted accounting principles, applied on a basis consistent with prior periods, (iii) are, in all material respects, consistent with the books and records of the Company, (iv) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of the Company for the periods covered thereby, (v) present fairly, in all material respects, the financial position of the Company as at the date thereof and the results of its operations and the changes in its financial position for the period then ended, (vi) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company, and (vii) do not omit to state any material fact that is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading, and there has been no material change in accounting policies or practices of the Company since December 31, 2009, except as has been disclosed in the Registration Statement and the Prospectuses; all disclosures in the Registration Statement and the Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the SEC Rules and Regulations) comply with Regulation G of the U.S. Exchange Act and Item 10 of Regulation S-K promulgated under the U.S. Securities Act;

(u)	except as disclosed in the Financial Statements, all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto, including any penalty and interest payable with respect thereto (collectively, “Taxes”), due and payable by the Company and the Subsidiaries have been paid, except where the failure to pay Taxes could not reasonably be expected to have a Material Adverse Effect. Except where the failure to file such documents could not reasonably be expected to have a Material Adverse Effect, all tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been filed with all appropriate Governmental Authorities, and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary, in any case, except where such examinations, issues or disputes could not reasonably be expected to have a Material Adverse Effect;

(v)	the Company and each of the Subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any of the Subsidiaries, and there are no audits known by the Company’s management to be pending of the tax returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no outstanding claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any deficiency that could reasonably be expected to have a Material Adverse Effect;

(w)	no domestic or foreign taxation authority has asserted or threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or any of the Subsidiaries (including, without limitation, any predecessor companies) filed for any year, which could reasonably be expected to have a Material Adverse Effect;

(x)	there are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Securities;

(y)	upon satisfaction of the Standard Listing Conditions on the Closing Date, the Common Shares will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder as described in the Canadian Final Prospectus;

(z)	Ehrhardt Keefe Steiner & Hottman PC, who audited the financial statements of the Company for the year ended December 31, 2009 and who provided their audit report thereon are an independent registered public accounting firm with respect to the Company within the meaning of the U.S. Securities Act and the SEC Rules and Regulations and the Public Company Accounting Oversight Board (United States), and are independent public accountants as required under applicable Canadian Securities Laws, and, during the last three financial years, there has not been a reportable event (within the meaning of National Instrument 51-102) between the Company and Ehrhardt Keefe Steiner & Hottman PC or, to the knowledge of the Company, any former auditors of the Company;

(aa)	this Agreement has been duly authorized and executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(bb)	there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding (whether or not purportedly on behalf of the Company or any Subsidiary), pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or their respective directors or officers, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the knowledge of the Company, there is no basis therefor and neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(cc)	except as disclosed in the Registration Statement and the Prospectuses, no legal or governmental proceedings or inquiries are pending to which the Company or any Subsidiary is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or licence necessary to conduct the business now conducted by the Company and the Subsidiaries which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated against the Company or the Subsidiaries or with respect to their properties and assets;

(dd)	the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder do not and will not conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company or the Subsidiaries including, without limitation, Applicable Securities Laws and the rules and regulations of the TSX and the NYSE AMEX, (B) the constating documents or resolutions of the directors or shareholders of the Company and the Subsidiaries which are in effect at the date hereof, (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company or any Subsidiary is a party or by which any of them is bound, or (D) any judgment, decree or order binding against the Company or any of the Subsidiaries or the property or assets thereof, except for any such conflict, breach, default or violation, in the case of clauses (A) and (C) hereof that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee)	no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority or other person is required of the Company in connection with the execution and delivery of or with the performance by the Company of this Agreement, except (i) those which have been obtained or those which shall be obtained prior to the Time of Closing on the Closing Date under Applicable Securities Laws or the rules or regulations of the TSX or the NYSE AMEX, and (ii) such post-Closing notice filings with Securities Commissions and the TSX as may be required in connection with the Offering;

(ff)	none of the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its constating documents, (ii) the terms of any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, or (iii) any law, statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, except for any such default or violation in the case of clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened under any Applicable Securities Laws or by any regulatory authority;

(hh)	Computershare Investor Services Inc. at its principal office in the city of Denver, Colorado, has been duly appointed as registrar and transfer agent for the Common Shares;

(ii)	the assets of the Company and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, except for any lack of coverage that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and such coverage is in full force and effect and the Company has not failed to promptly give any notice of any material claim thereunder;

(jj)	except as disclosed in the Registration Statement and the Prospectuses, to the knowledge of the Company, none of the officers or employees of the Company or any Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction (including, without limitation, any loan made to or by any such person) with the Company or any Subsidiary which, as the case may be, materially affects or is material to the Company on a consolidated basis;

(kk)	neither the Company nor any Subsidiary has made any material loans to or guaranteed the obligations of any person other than another Subsidiary of the Company;

(ll)	with respect to each premises of the Company or the Subsidiaries which is material to the Company and the Subsidiaries on a consolidated basis (which, for greater certainty, for purposes of this clause (nn), does not include the Mineral Properties) and which the Company or any of the Subsidiaries occupies as tenant (the “Leased Premises”), the Company or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and/or such Subsidiary occupies the Leased Premises is in good standing and in full force and effect;

(mm)	the minute books and records (or copies thereof) of the Company and the Subsidiaries to be made available to counsel for the Underwriters in connection with their due diligence investigation of the Company are all of the minute books and records (or copies thereof) of the Company and the Subsidiaries, respectively, and contain copies of all material proceedings (or drafts thereof pending approval) of the stockholders, the directors and all committees of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the stockholders, directors or any committees of the directors of the Company or any Subsidiary to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Company and the Subsidiaries, on a consolidated basis;

(nn)	other than as disclosed in the Registration Statement and the Prospectuses, neither the Company nor any of the Subsidiaries has been and is not currently in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Mineral Properties and the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(oo)	without limiting the generality of subsection immediately above, other than as disclosed in the Registration Statement and the Prospectuses and other than as could not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries do not have any knowledge of, and have not received any notice of, any material claim or judicial or administrative proceeding, pending or threatened against, or which may affect, either the Company or any Subsidiary or any of their respective property, assets or operations, relating to, or alleging any violation of any Environmental Laws; and (ii) the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Company nor any Subsidiary nor any of their respective property, assets or operations is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment;

(pp)	other than as disclosed in the Registration Statement and the Prospectuses, there are no orders, rulings or directives issued, pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Company or any of the Subsidiaries (including the Leased Premises) which could reasonably be expected to have a Material Adverse Effect;

(qq)	other than as disclosed in the Registration Statement and the Prospectuses, the Company and the Subsidiaries are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(rr)	there is not currently any labour disruption, grievance, arbitration proceeding or other conflict which could reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries are in compliance with all provisions of all federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions could reasonably be expected to have a Material Adverse Effect;

(ss)	no union has been accredited or otherwise designated to represent any employees of the Company or any Subsidiary and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or any Subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Company’s facilities and none is currently being negotiated by the Company or any Subsidiary; except as could not reasonably be expected to have a Material Adverse Effect, no labour disturbance by or dispute with employees of the Company or any of the Subsidiaries currently exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labour disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers;

(tt)

the Registration Statement and the Prospectuses disclose, to the extent required by Applicable Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the

“Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(uu)	except as described in the Registration Statement and the Prospectuses, the Company has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the U.S. Exchange Act) that are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the U.S. Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made; such disclosure controls and procedures are effective to perform the functions for which they were established. The Company also maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(vv)	neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ww)	the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xx)	neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(yy)

neither the Company nor, to the knowledge of the Company, any of the Company’s officers, directors or affiliates has taken, nor at the Closing Date will have willingly taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Offered Securities; and

(zz)	neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the Offering.

Section 6	Closing

(1)	The closing of the Offering will be completed at the offices of Cassels Brock & Blackwell LLP in Toronto, Ontario at the Time of Closing.

(2)	At the applicable Time of Closing, subject to the terms and conditions contained in this Agreement, the Company shall deliver to the Underwriters certificates representing the Purchased Securities or the Over-Allotment Securities, as the case may be, registered in the name of “CDS & Co.” or in such other name as the Lead Underwriters on behalf of the Underwriters may direct against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date or the Over-Allotment Closing Date and payable to the Company or as it may direct. The Company will, at the applicable Time of Closing and upon such payment of the aggregate purchase price to the Company, make payment in full of the applicable Underwriting Fee, which may be made by the Company directing the Lead Underwriters to withhold the applicable Underwriting Fee and the reasonable expenses of the Underwriters payable pursuant to Section 16 of this Agreement from the payment of the applicable purchase price.

Section 7	Conditions of Closing

The Underwriters’ several obligations under this Agreement (including the obligation to complete the purchase of the Offered Securities or any of them) are conditional upon and subject to all representations and warranties of the Company herein being, at and as of the Time of Closing, true and correct, all of the Company’s obligations hereunder theretofore having been performed and the Underwriters receiving:

(1)	Legal Opinion of Canadian Counsel. The Underwriters receiving at the Time of Closing favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from the Company’s Canadian counsel, Cassels Brock & Blackwell LLP (which counsel may rely, to the extent appropriate in the circumstances, upon local counsel or arrange for separate opinions of local counsel and, as to matters of fact, may rely on certificates of officers, public officials or of the auditors or transfer agents of the Company), to the effect set forth below and to such other matters as the Underwriters may reasonably request, including without limitation, that:

(a)	the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any of the Canadian Securities Laws in the Qualifying Jurisdictions;

(b)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions have been obtained by the Company to qualify the distribution to the public of the Offered Securities in each of the Qualifying Jurisdictions through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws;

(c)	this Agreement has been duly executed and delivered by the Company to the extent covered by the laws of the Province of Ontario and the federal laws of Canada applicable therein;

(d)	subject only to the Standard Listing Conditions, the Offered Securities have been conditionally approved for listing on the TSX;

(e)	the statements set forth in the Canadian Final Prospectus under the caption “Eligibility for Investment” are true and correct;

(f)	under the laws of the Province of Ontario relating to personal jurisdiction, the Company has validly and irrevocably submitted to the personal jurisdiction of the courts of the Province of Ontario in any action arising out of or relating to this Agreement or the transactions contemplated hereby, and has validly and irrevocably appointed Cassels Brock & Blackwell LLP as its authorized agent for service of process in Canada and for the purposes described in Section 21 of this Agreement; service of process effected on such agent in the manner set forth in Section 21 of this Agreement will be effective insofar as the laws of the Province of Ontario are concerned;

(g)	the statements set forth in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein; and

(h)	this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution may be limited by applicable law.

(2)	Legal Opinions of Counsel to the Subsidiaries. The Underwriters shall have received at the Time of Closing favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from counsel to each of the Subsidiaries, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Subsidiaries, as appropriate, with respect to the following matters: (i) each of the Subsidiaries is a corporation existing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets; and (ii) the issued and outstanding shares of the Subsidiaries are registered, directly or indirectly, in the name of the Company.

(3)	Legal Opinion of United States Counsel. The Underwriters receiving at the Time of Closing favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of the Closing Date, from the Company’s United States counsel, Dorsey & Whitney LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company), to the effect set forth below and to such other matters as the Underwriters may reasonably request, including without limitation, that:

(a)	the Company has been duly incorporated and is good standing under the laws of State of Delaware and has all requisite corporate power and authority to carry on its business as described in the Prospectuses;

(b)	as of the Closing Date, — Common Shares and no shares of preferred stock, US$0.001 par value, were issued and outstanding. The outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

(c)	the Company has all necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

(d)	this Agreement has been duly authorized, executed and delivered by the Company;

(e)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any Supplementary Material and the filing thereof with the Securities Commissions and the SEC, as applicable;

(f)	the issuance of the Offered Securities has been duly authorized by the Company and, at the Time of Closing on the Closing Date, the Purchased Securities will be validly issued as fully paid and non-assessable Common Shares of the Company;

(g)	the Over-Allotment Securities issuable upon exercise of the Over-Allotment Option have been reserved for issuance by the Company and, upon the payment of the purchase price therefore, the Over-Allotment Securities will be validly issued as fully paid and non- assessable Common Shares of the Company;

(h)	the form of the certificate used to evidence the Common Shares has been approved by the directors of the Company and complies with all applicable requirements of the Company’s constating documents and the Delaware General Corporation Law;

(i)	the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the issuance and sale of the Offered Securities, will not (i) conflict with the constating documents of the Company, (ii) constitute a violation of, or a breach or default under, any indenture, mortgage, note, contract, agreement, instrument, lease or other document set forth in Schedule A to such counsel’s opinion, or (iii) violate or conflict with, or result in the contravention of, (A) the Delaware General Corporation Law and those federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, or (B) any court or administrative order to which the Company is a named party and known to such counsel;

(j)	the Registration Statement is effective under the U.S. Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(k)

the Registration Statement, at the time of its most recent effective date, and the U.S. Final Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the U.S. Securities Act and SEC Rules and Regulations (other than the financial statements and other financial information, and the information included in or derived from reports of, or attributed to, persons named in the U.S Final Prospectus under the heading “Interest of Experts”, as to which such counsel need express no opinion);

(l)	to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their property is subject that are required to be disclosed in the U.S. Final Prospectus pursuant to Item 103 of Regulation S-K of the SEC Rules and Regulations that are not so disclosed;

(m)	the statements in the Prospectuses under the heading “Description of Securities”, insofar as such statements purport to summarize certain provisions of the Common Shares, fairly summarize such provisions in all material respects;

(n)	although the discussion set forth in the Prospectuses under the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” does not address all possible United States federal income tax consequences of the ownership and disposition of the Common Shares by non-U.S. Holders (as defined in the Prospectuses) who acquire Common Shares pursuant to the Offering, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations that are anticipated to be material to such non-U.S. Holders, subject to the qualifications set forth therein;

(o)	the statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the caption “Business – Government Regulation of Mining-Related Activities, Property Instruments and Mining Claims”, insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters referred to therein;

(p)	the Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectuses, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(q)	no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) is required under any Applicable Law for the issuance or sale of the Offered Securities or the performance by the Company of its obligations under this Agreement. For purposes hereof, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United States of America, and the term “Applicable Law” means the general Corporation Law of the State of Delaware and the federal law of the United States of America (including the rules or regulations promulgated thereunder or pursuant thereto) that a lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the agreements related to the Offering. Without limiting the generality of the foregoing definition of Applicable Law, the term “Applicable Law” does not include any law, rule or regulation that is applicable to the Company or the agreements related to the Offering solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the agreements related to the Offering or any of its affiliates due to the specific assets or business of such party or such affiliate;

(r)

the choice of Ontario law as the law governing this Agreement is a permissible choice of law under the laws of the State of Delaware, and in an action properly brought before a Delaware state court or a United States federal court sitting in the State of Delaware, such court would recognize and give effect to the provision of this Agreement wherein the parties hereto agree that such agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario or the laws of Canada, subject to the assumptions that (i) in selecting the law of the Province of Ontario and the laws of Canada applicable therein, the parties acted in good faith and in the absence of misrepresentation, duress, undue influence or mistake, (ii) the application of such Canadian law does not and would not be deemed by such courts to violate any fundamental public policy of (A) any particular law (other than those of the State of Delaware) applicable to the transactions contemplated by this Agreement, or (B) a state or country which has a materially greater interest than the Province of Ontario or Canada, in the determination of the particular issue in dispute, and (iii) that the parties (other than the Company) do not have assets, conduct business or have employees in the State of Delaware (but no opinion will be given to whether such Delaware court or federal court would retain jurisdiction of a proceeding arising out of, or in connection with, this Agreement);

(s)	under the Delaware Uniform Foreign Money-Judgments Recognition Act (the “Delaware Act”), a Delaware state court or a United States federal court sitting in the State of Delaware will recognize as conclusive between the immediate parties a judgment to the extent that it grants or denies recovery of a sum of money rendered by an Ontario court under this Agreement if such judgment is final and conclusive and enforceable in a court in Ontario, and such judgment will be enforceable in the same manner as the judgment of another state which is entitled to full faith and credit, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally. For purposes of this opinion, a judgment of a court of Ontario will be conclusive under the Delaware Act only if: (a) the judgment was rendered under a system which provides impartial tribunals or procedures compatible with the requirements of due process of law; (b) the court of Ontario had personal jurisdiction over the defendant; and (c) the court of Ontario had jurisdiction over the subject matter of the case. Under the Delaware Act, a judgment of a court of Ontario will be recognized only if: (u) the defendant in the proceedings in the court of Ontario received notice of the proceedings in sufficient time to enable the defendant to defend; (v) the judgment was not obtained by fraud; (w) the cause of action on which the judgment is based is not repugnant to the public policy of the State of Delaware; (x) the judgment does not conflict with another final and conclusive judgment; (y) the proceeding in the court of Ontario was not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court; and (z) in the case of jurisdiction based only on personal service, the court of Ontario was not a seriously inconvenient forum for the trial of the action; and

(t)	no stamp, registration or similar taxes or public charges are payable in the State of Delaware in respect of this Agreement by the Company.

(4)

10b-5 Statement of United States Counsel for the Company. At the Time of Closing, the Underwriters shall have received a Rule 10b-5 negative assurance statement, dated as of the Time of Closing, of Dorsey & Whitney LLP, United States counsel for the Company, to the effect that such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus and in conferences with officers and other representatives of the Company, Canadian counsel for the Company, representatives of the independent accountants for the Company, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement and the U.S. Final Prospectus and related matters were discussed and although such counsel has not independently verified, and is not passing upon and does not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Final Prospectus, on the basis of such participation, no facts have come to such counsel’s attention which have caused such counsel to believe that (i) the Registration Statement, at the time of its most recent effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the U.S. Final Prospectus, as of the date of the U.S. Final Prospectus, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information, and the information included in or derived from reports of, or attributed to, persons named in the U.S. Final Prospectus under the heading “Interest of Experts”, included or incorporated by reference therein, as to which such counsel need express no belief.

(5)	Opinion and 10b-5 Statement of United States Counsel for the Underwriters. At the Time of Closing, the Underwriters shall have received a favourable opinion and 10b-5 statement, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, with respect to such matters as the Lead Underwriters shall reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(6)	Title Opinions. The Underwriters shall have received at the Time of Closing on the Closing Date favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from counsel to Company (which counsel in turn may rely, as to matters of fact, on certificates of public officials (as appropriate)) with respect to title and mineral rights to the Hycroft Mine.

(7)	Closing Certificates. The Underwriters shall have received at the Time of Closing a certificate dated the Closing Date or the Over-Allotment Closing Date, as applicable, addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of the Company or such other officers as the Underwriters may agree, certifying for and on behalf of the Company, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)	the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Applicable Securities Laws or by any regulatory authority;

(c)	since the date of the most recent Financial Statements included or incorporated by reference in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus (exclusive of any supplement thereto);

(d)	other than the Offering, no material change relating to the Company on a consolidated basis has occurred since the date of this Agreement with respect to which the requisite material change report has not been filed, and no such disclosure has been made on a confidential basis that remains confidential;

(e)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Prospectuses which fact or change is, or may be, of such a nature as to render any statement in the Prospectuses misleading or untrue in any material respect or which would result in a misrepresentation (as defined under Canadian Securities Laws) in the Prospecutuses or which would result in the Prospectuses not complying with Applicable Securities Laws; and

(f)	the representations and warranties of the Company contained in this Agreement and in any certificates of the Company delivered pursuant to or in connection with this Agreement, are true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Agreement;

(8)	Certificate of Transfer Agent. The Underwriters shall have received at the Time of Closing a certificate of Computershare Investor Services Inc., as registrar and transfer agent of the Common Shares, certifying as to the number of Common Shares issued and outstanding on the Business Day immediately prior to the Closing Date.

(9)	Bring Down Auditor Comfort Letter. The Underwriters shall have received at the Time of Closing comfort letters, dated the Closing Date or the Over-Allotment Closing Date, as applicable, in form and substance satisfactory to the Underwriters, acting reasonably, from Erhhardt Keefe Steiner & Hottman PC and PricewaterhouseCoopers LLP bringing forward to the date which is two Business Days prior to the Closing Date the information contained in the comfort letter referred to in subsection 4(1)(f) of this Agreement.

(10)	No Termination. The Underwriters shall not have exercised any rights of termination set forth in Section 12 of this Agreement.

(11)	Other Documentation. The Underwriters shall have received at the Time of Closing such further certificates, opinions of counsel and other documentation from the Company as may be contemplated herein or as the Underwriters may reasonably require, provided, however, that the Underwriters shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for the Company to obtain and deliver such certificate, opinion or document, and in any event, at least 24 hours prior to the Time of Closing.

Section 8	Additional Covenants of the Company

In addition to any other covenant of the Company set forth in this Agreement, the Company covenants with the Underwriters that:

(a)	Other Filings. The Company will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Company will pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement;

(b)	Press Releases. Subject to compliance with applicable law, until the Time of Closing, any press release of the Company will be provided in advance to the Underwriters, and the Company will accept reasonable comments from the Lead Underwriters prior to the release thereof; and

(c)	Blackout Period. The Company agrees not to issue any Common Shares or financial instruments convertible or exercisable into Common Shares (other than (i) for purposes of Directors’, Officers’ or Employee Stock Options, or other equity issuance or incentive plans currently in existence or adopted by the Company’s board of directors, including employee stock purchase plan deductions, (ii) to satisfy other outstanding convertible securities or rights issued at the date hereof, or (iii) the issuance of securities in connection with property or share acquisitions), from the date hereof through a period of 90 days from the Closing Date without the prior written consent of the Lead Underwriters.

Section 9	Representations, Warranties and Covenants of the Underwriters

(1)	Each of the Underwriters represents and warrants to the Company, severally, and not jointly, on its behalf and on behalf of any of its U.S. affiliates, and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement, that (i) it is, and will remain so until the completion of the Offering, appropriately registered under Canadian Securities Laws and/or U.S. Securities Laws, as applicable, so as to permit it to lawfully fulfil its obligations hereunder, and (ii) it will sell the Offered Securities in accordance with Canadian Securities Laws, U.S. Securities Laws and the laws of any other jurisdictions in which the Offered Securities are offered and sold under the Offering.

(2)	Each of the Underwriters covenants and agrees with the Company that it shall, through the Lead Underwriters, notify the Company when, in the Underwriters’ opinions, the Underwriters, together with such other investment dealers and brokers, have ceased distribution of the Offered Securities, and provide a breakdown of the number of Offered Securities distributed: (i) in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to securities regulatory authorities; and (ii) in any other jurisdictions.

Section 10	Over-Allotment Option

(1)

The Company hereby grants to the Underwriters, for the purpose of covering over-allotments, if any, or for market stabilization purposes, the Over-Allotment Option to purchase the Over- Allotment Securities at the Issue Price. The Over-Allotment Option is exercisable in whole or in part at any time or times on or before 5:00 p.m. (Toronto time) on the 30th day following the Closing Date. For greater certainty, the Underwriters shall be paid the Underwriting Fee in respect of the issue and sale of any Over-Allotment Securities purchased pursuant to the exercise of the Over-Allotment Option. The Lead Underwriters, on behalf of the Underwriters, may exercise the Over-Allotment Option from time to time, in whole or in part, during the currency thereof by delivering written notice to the Company (the “Over-Allotment Notice”) specifying the number of Over-Allotment Securities which the Underwriters wish to purchase. If the Underwriters exercise the Over-Allotment Option, the Underwriters shall, on the Over-Allotment Closing Date, which shall be a date that is not less than three Business Days and not more than seven Business Days after the date of the Over-Allotment Notice (such date to be specified by the Lead Underwriters in their sole discretion), pay to the Company the aggregate purchase price for the Over-Allotment Securities so purchased by wire transfer, certified cheque or bank draft in Canadian currency payable at par in Toronto, Ontario against delivery of one or more certificates in definitive form representing the Over-Allotment Securities, registered in the name of “CDS & Co.” or in such other name as the Lead Underwriters on behalf of the Underwriters may direct. The applicable terms, conditions and provisions of this Agreement (including, without limitation, the provisions of Section 7 of this Agreement relating to closing deliveries unless otherwise agreed to by the Underwriters and the Company, provided that references therein to “Closing Date” shall be changed to “Over-Allotment Closing Date”) shall apply mutatis mutandis to the issuance of any Over-Allotment Securities pursuant to any exercise of the Over-Allotment Option, except as otherwise agreed by the Company and the Lead Underwriters, it being acknowledged and agreed that the Company shall not be obligated to deliver a title opinion in accordance with Section 7(6) of this Agreement on the Over-Allotment Closing Date.

(2)	In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Common Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the Issue Price and to the number of Over-Allotment Securities issuable on exercise thereof such that the Underwriters are entitled to arrange for the sale of the same number and type of securities that the Underwriters would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

Section 11	Compensation of the Underwriters

In consideration their services hereunder, the Company agrees to pay to the Underwriters at the applicable Time of Closing a cash fee (the “Underwriting Fee”) equal to 6.2% of the aggregate gross cash proceeds received from the sale of the Purchased Securities or the Over-Allotment Securities, as the case may be, in consideration of the services to be rendered by the Underwriters in connection with the Offering

The foregoing Underwriting Fee may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Purchased Securities or the Over-Allotment Securities, as the case may be, and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Underwriting Fee, the Company agrees to pay the amount of GST forthwith upon the request of the Underwriters. The Company also agrees to pay the Underwriters’ expenses as set forth in section 16 hereof.

Section 12	Termination Rights

(1)	All terms and conditions set out in this Agreement shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Offered Securities by written notice to that effect given to the Company prior to the Time of Closing. The Company shall use its commercially reasonable best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that, to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)	In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by the Company, the Underwriters (or any of them) shall be entitled, at their option, to terminate and cancel, without any liability on the part of the Underwriters, their obligations under this Agreement to purchase the Offered Securities by giving written notice to the Company at any time after the date hereof and prior to the Time of Closing:

(a)	if there is a material change in the affairs of the Company or there is discovered any previously undisclosed material fact required to be disclosed in the Offering Documents or there occurs a change in a material fact contained in the Offering Documents, in each case which, in the reasonable opinion of the Underwriters (or any of them), could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Securities or any other securities of the Company;

(b)	if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limitation, any war or act of terrorism, or any law or regulation which, in the opinion of the Underwriters (or any of them), seriously and adversely affects, or involves, or will seriously and adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company;

(c)	if any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, threatened or publicly announced or any order or ruling is made under or pursuant to any statute or by any federal, provincial or other governmental authority, commission or securities regulatory authority, board, stock exchange, bureau, agency or instrumentality in relation to the Company, the Subsidiaries or the Company’s directors or officers, which, in the reasonable opinion of the Underwriters (or any one of them), operates to prevent or restrict materially the distribution or trading of the Offered Securities or other securities of the Company or significantly adversely affects the business, operations and affairs of the Company and the Subsidiaries, taken as a whole;

(d)	if trading in any securities of the Company has been, or is threatened to be, suspended or materially limited by any Securities Commission, the SEC, the TSX or NYSE AMEX or if trading generally on the TSX or NYSE AMEX has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the TSX or NYSE AMEX or by order of any Securities Commission, the SEC or any other governmental or regulatory authority;

(e)	if the Company is in breach of any material term, condition or covenant of this Agreement and such breach is, in the reasonable opinion of the Underwriters, not capable of being cured prior to the Time of Closing.

(3)	If the obligations of the Underwriters are terminated under this Agreement pursuant to these termination rights, the liability of the Company to the Underwriters shall be limited to the obligations under Sections 14, 15 and 16.

(4)	A notice of termination given by one Underwriter under Section 12 shall not be binding upon the other Underwriters.

Section 13	Survival of Representations and Warranties

All representations, warranties, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters and/or the Company, as the case may be, in accordance with applicable law, regardless of any subsequent disposition of the Offered Securities or any investigation by or on behalf of the Underwriters with respect thereto for a period ending on the later of: (i) the date that is two years following the Closing Date, and (ii) the latest date under the Applicable Securities Laws relevant to a substituted purchaser of the Offered Securities (non-residents of Canada or the United States being deemed to be residents in the Province of Ontario for such purposes) that a substituted purchaser may be entitled to commence an action or exercise a right of rescission with respect to a misrepresentation, a misstatement or an omission of a material fact in the Prospectuses or, if applicable, any Supplementary Material. The Underwriters and the Company shall be entitled to rely on the representations and warranties of the Company or the Underwriters, as the case may be, contained herein or delivered pursuant hereto notwithstanding any investigation which the Underwriters or the Company may undertake or which may be undertaken on their behalf. Without limiting the foregoing, the provisions contained in this Agreement relating to the indemnification or the contribution obligations shall survive in full force and effect, indefinitely.

Section 14	Indemnity

(1)	The Company covenants and agrees to indemnify and save the Underwriters and/or any of their respective affiliates, the respective directors, officers, employees and agents thereof and each person who controls any such Underwriter within the meaning of the U.S. Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Indemnified Parties, to which the Indemnified Parties (or any of them) may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement, including, without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)	any misrepresentation or alleged misrepresentation contained in this Agreement;

(b)	any untrue statement of a material fact or omission to state a material fact that is required to be stated therein or necessary in order to make the statements therein not misleading contained in the Registration Statement;

(c)	any untrue statement of material fact or omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading contained in this Agreement, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any Supplementary Material, any Issuer Free Writing Prospectus or any Documents Incorporated by Reference;

(d)	any information or statement (except any information or statement relating solely to the Underwriters) contained in any certificate of the Company delivered under or pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(e)	any omission or alleged omission to state, in any certificate of the Company delivered under or pursuant to this Agreement, any fact (except facts relating solely to the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made; or

(f)	the non-compliance or alleged non-compliance by the Company with any requirements of Applicable Securities Laws (except if such failure to file is the result of any act or failure to act of the Underwriters (or any of them) other than the termination of this Agreement).

(2)	Notwithstanding subsection 14(1), the indemnification in subsection 14(1) does not and shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non- appealable shall determine that:

(a)	the Indemnified Parties have been negligent or have committed any fraudulent or illegal act or act of unlawful misconduct in the course of the performance of professional services rendered to the Company by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement; and

(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, illegality, fraud or act of unlawful misconduct referred to in subsection 14(2)(a).

(3)	If any matter or thing contemplated by this Section 14 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company as soon as possible of the nature of such claim (provided that omission to so notify the Company will not relieve the Company of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Company is materially prejudiced by such omission) and, subject to subsection 14(4), the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Company or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4)	The Company shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying such Indemnified Party in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to such Indemnified Party, will keep such Indemnified Party advised of the progress thereof and will discuss with such Indemnified Party all significant actions proposed.

(5)	Notwithstanding the foregoing paragraph, any Indemnified Party shall have the right, at the Company’s expense, to employ counsel of such Indemnified Party’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or such Indemnified Party has advised such Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to such Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on such Indemnified Party’s behalf) or that there is a conflict of interest between the Company and such Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Company shall not have the right to assume or direct the defence on such Indemnified Party’ behalf).

(6)	No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected. No admission of liability shall be made and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

(7)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of this Section 14 in trust for and on behalf of such Indemnified Party.

(8)	The Company hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this Section 14 to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Company’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

Section 15	Contribution

If for any reason (other than the occurrence of any of the events itemized in subsection 14(2)), the foregoing indemnification is unavailable to the Indemnified Parties or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Parties as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other hand but also the relative fault of the Company and the Underwriters, as well as any relevant equitable considerations; provided that the Company shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Underwriters pursuant to the transactions contemplated by this Agreement. The right to contribution provided in this Section 15 shall be in addition and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise by law.

Section 16	Expenses

The Company will pay all costs and expenses in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Securities; (ii) the preparation and filing of the Prospectuses or any Supplementary Material; (ii) the fees and disbursements of legal counsel to the Company; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) the reasonable fees and disbursements, plus GST thereon, of the Underwriters’ legal counsel. All reasonable costs and expenses incurred by the Underwriters or on their behalf shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not the Offering is completed.

Section 17	Liability of the Underwriters

(1)	The obligation of the Underwriters to purchase the Offered Securities at the Time of Closing shall be several, and not joint, nor joint and several, and shall be as to the following percentages to be purchased at any such time:

Cormark Securities Inc. 1, [2]	35%
GMP Securities L.P. 1, [2]	35%
Canaccord Genuity Corp.	15%
Dundee Securities Corporation	7%
Desjardins Securities Inc.	3%
National Bank Financial Inc.	3%
Dahlman Rose & Company, LLC	2%

100.0%

1.	Co-Lead Underwriters
2.	Joint bookrunners and step-up fee of 5.0%

(2)

In the event that any Underwriter shall fail to purchase its applicable percentage of the Offered Securities (the “Defaulted Securities”) at the Time of Closing, the other Underwriters shall have the right, within 36 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities, in such amounts as may be agreed upon and upon the terms set forth herein. If, however, the Underwriters shall have not completed such arrangements within such 36 hour period, then:

(a)	if the number of Defaulted Securities does not exceed 10% of the number of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligation of all non- defaulting Underwriters, or

(b)	if the number of Defaulted Securities exceeds 10% of the number of Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(3)	No action taken pursuant to this Section 17 shall relieve any defaulting Underwriter from liability in respect of its default to the Company or to any non-defaulting Underwriter.

(4)	In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date or the Over- Allotment Closing Date, as the case may be, for a period not exceeding seven calendar days in order to effect any required changes to the Prospectuses.

Section 18	Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters relating to termination contemplated by Section 12, may be taken by the Lead Underwriters on behalf of the Lead Underwriters and the other Underwriters, and the execution of this Agreement by the Company shall constitute the Company’s authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Offered Securities to, or to the order of, the Lead Underwriters.

Section 19	No Fiduciary Duty

The Company hereby acknowledges that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as an agents or fiduciaries of the Company, and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

Section 20	Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to the Company at:

Allied Nevada Gold Corp.

9600 Prototype Court
Reno, Nevada 89521

Attention:	Chief Executive Officer
Facsimile:	(416) 365-5791

with a copy to (which copy shall not constitute notice):

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:	André Boivin
Facsimile No.:	(416) 640-3157

Dorsey & Whitney LLP
U.S. Bank Centre
1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101-4010

Attention:	Randal Jones
Facsimile No.:	(206) 903-8820

(b)	to the Underwriters at:

Cormark Securities Inc.
Royal Bank Plaza, South Tower
200 Bay Street, Suite 2800 PO Box 63
Toronto, Ontario M5J 2J2

Attention:	Jeff Kennedy
Facsimile No.:	(416) 943-6496

GMP Securities L.P. 145 King St. West Suite 300 Toronto, Ontario M5H 1J8

Attention:	Mark Wellings
Facsimile No.:	(416) 943-6160

Canaccord Genuity Corp. Bentall 5 1718-550 Burrard Street, PO Box 55 Vancouver, British Columbia V6C 2B5

Attention:	Gunnar Eggertson
Facsimile No.:	(604) 331-1446

Dundee Securities Corporation Suite 3424, 1055 Dunsmuir St. Vancouver, British Columbia V7X 1K8

Attention:	Richard Cohen
Facsimile No.:	(604) 647-0358

Desjardins Securities Inc. 1170 Rue Peel, Suite 300 Montreal, Quebec H3B 0A9

Attention:	Paul Carmel
Facsimile No.:	(514) 842-7975

National Bank Financial Inc. 130 King Street West Suite 3200 Toronto, Ontario M5H 3T9

Attention:	Bruno Kaiser
Facsimile No.:	(416) 869-8013

Dahlman Rose & Company, LLC 142 West 57th Street 18th Floor New York, NY 10019
Attention:	Keith Phillips
Facsimile No.:	(212) 920-2952

with a copy to (which copy shall not constitute notice):

Wildeboer Dellelce LLP Suite 800, Wildeboer Dellelce Place 365 Bay Street Toronto, Ontario M5H 2V1

Attention:	Derek Sigel
Facsimile No.:	(416) 361-1790

Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5

Attention:	Riccardo Leofanti
Facsimile No.:	(416) 777-4747

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been sent (with receipt confirmed).

Section 21	Governing Law and Service of Process

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario. The Company hereby irrevocably appoints Cassels, Brock & Blackwell LLP as its agent for service of process in Canada in respect of such action or proceeding relating to the transactions contemplated by this Agreement and further irrevocably consents to the service of process by the mailing of copies thereof by registered or certified mail, postage prepaid, to Cassels, Brock & Blackwell LLP at its address for notices as set forth in subsection 20(a) of this Agreement, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of the Underwriters to service of process in any other manner permitted by law.

Section 22	Counterpart Signature

This Agreement may be executed in one or more counterparts (including counterparts by facsimile or other electronic means), which together shall constitute an original copy hereof as of the date first noted above.

Section 23	Time of the Essence

Time shall be of the essence in this Agreement.

Section 24	Severability

If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

Section 25	Entire Agreement

This Agreement constitutes the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and the Company relating to the Offering.

Section 26	Obligations of the Underwriters

In performing their respective obligations under this Agreement, the Underwriters shall be acting severally and not jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters.

Section 27	Market Stabilization

In connection with the distribution of the Offered Securities, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 28	Judgement Currency

The parties acknowledge and agree that:

(a)	if, for the purpose of obtaining judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day immediately preceding the day on which judgment is given. For the foregoing purposes “rate of exchange” means the rate at which such party, in accordance with its normal banking procedures, is able on the relevant date to purchase Canadian currency with the Judgment Currency after deducting any premium and costs of exchange; and

(b)	the obligation of the parties in respect of any sum due to any of the other parties hereunder shall, notwithstanding any judgment in a currency other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in such other currency, such party may, in accordance with normal banking procedures, purchase Canadian dollars with such other currency after deducting any premiums and costs of exchange. In the event that the amount of the Canadian dollars so purchased is less than the sum originally due in Canadian dollars, the party, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the other parties against such loss, and if the amount of Canadian dollars so purchased exceeds the sum originally due in Canadian dollars, the parties agree to remit such excess forthwith.

Section 29	Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

[Balance of Page Intentionally Left Blank]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

CORMARK SECURITIES INC.

Per:	/s/“Peter Grosskopf”
Authorized Signing Officer

GMP SECURITIES L.P.

Per:	/s/“Mark Wellings”
Authorized Signing Officer

CANACCORD GENUITY CORP.

Per:	/s/“Gunnar Eggertson”
Authorized Signing Officer

DUNDEE SECURITIES CORPORATION

Per:	/s/“Richard Cohen”
Authorized Signing Officer

DESJARDINS SECURITIES INC.

Per:	/s/“Paul Carmel”
Authorized Signing Officer

NATIONAL BANK FINANCIAL INC.

Per:	/s/“Bruno Kaiser”
Authorized Signing Officer

DAHLMAN ROSE & COMPANY, LLC

Per:	/s/“Robert Brinberg”
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 17th day of May, 2010.

ALLIED NEVADA GOLD CORP.

Per:	/s/“Hal Kirby”
Authorized Signing Officer

SCHEDULE “A”

Issuer Free Writing Prospectus

None.